AMERICAN REALTY CAPITAL TRUST III AND AMERICAN REALTY CAPITAL PROPERTIES ANNOUNCE ELECTION DEADLINE

NEW YORK, February 15, 2013 – American Realty Capital Trust III, Inc. ("ARCT III" or the “Company”) and American Realty Capital Properties, Inc. ("ARCP") (NASDAQ: ARCP) announced today that, in connection with their proposed merger under which ARCP will acquire ARCT III, the deadline for ARCT III stockholders to elect the form of consideration that they will receive upon the close of the merger has been set for 5:00 P.M. ET on February 25, 2013.

Elections can be made via the internet at www.proxyvote.com/tender or by mailing a completed form of election which was previously mailed to each ARCT III stockholder to Broadridge, Attn: Re-Organization Dept., 1981 Marcus Avenue., Suite 100, Lake Success, NY 11042-1046. ARCT III stockholders should note that a consideration election cannot be made by phone. If ARCT III stockholders do not make an election, their ARCT III shares will be converted into ARCP common stock upon the closing of the merger. If elections for cash are made with respect to a number of shares of ARCT III common stock in excess of 30% of the shares outstanding immediately prior to closing of the merger, cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of ARCP.

The board of directors of ARCT III unanimously recommends that ARCT III stockholders vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement on the proxy card provided in the proxy materials. A Special Meeting of ARCT III stockholders will be held at 11:00am ET on February 26, 2013 at The Core Club located at 66 East 55th Street, New York, NY 10022. The board of directors of ARCP unanimously recommends that ARCP stockholders vote FOR the proposal to approve the issuance of shares of ARCP common stock to ARCT III stockholders pursuant to the merger agreement. A Special Meeting of ARCP stockholders will be held at 9:00am ET on February 26, 2013 at The Core Club located at 66 East 55th Street, New York, NY 10022.

About ARCT III

ARCT III is a publicly registered, non-traded real estate investment program that elected to qualify as a real estate investment trust for tax purposes with the taxable year ended December 31, 2011, focused on acquiring primarily free-standing single-tenant retail properties net leased to investment grade and other creditworthy tenants with long-term lease durations that contain non-cancelable lease terms of ten or more years. Additional information about ARCT III can be found on ARCT III's website at www.arct-3.com.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Stock Market that qualified as a real estate investment trust for the year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on ARCP's website at www.americanrealtycapitalproperties.com.

Additional Information and Where to Find It

In connection with the proposed merger, ARCP and ARCT III have filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on January 22, 2013 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of ARCP and ARCT III. These materials are not a substitute for the definitive proxy statement or the Registration Statement on Form S-4 (File No. 333- 185935) that ARCP filed with the SEC in connection with the proposed merger with ARCT III. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT ARCP, ARCT III AND THE PROPOSED MERGER.

Investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP's website at www.americanrealtycapitalproperties.com, and copies of the documents filed by ARCT III with the SEC are available on ARCT III's website at www.arct-3.com.

Participants in Solicitation

The Company, ARCP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and ARCP’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 24, 2012. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012 and its Current Report on Form 8-K filed with the SEC on October 16, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on January 22, 2013 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or ARCP, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's and ARCT III's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company's plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of ARCP and ARCT III to obtain the stockholder approvals required to consummate the proposed merger; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP's and ARCT III's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP and ARCT III disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Investors:

Scott Winter / Jennifer Shotwell

Innisfree M&A Incorporated

Ph: (212) 750-5833

Brian S. Block

AR Capital, LLC

Ph: (212) 415-6500

Media:

Michael Freitag / Jonathan Keehner

Joele Frank, Wilkinson Brimmer Katcher

Ph: (212) 355-4449